Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed third Amendment

to

Mutual Fund Services Agreement

Between

EUBEL BRADY & SUTTMAN MUTUAL FUND TRUST

and

ULTIMUS FUND SOLUTIONS, LLC

This Third Amendment revises the Mutual Fund Services Agreement, dated July 15, 2014, as previously amended (the “Agreement”) between Eubel Brady & Suttman Mutual Fund Trust (the “Trust”), and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company (collectively the “Parties”). This Third Amendment is effective as of January 1, 2020.

The Parties agree to amend the Agreement as described below:

1.	Section 8(d) of the Agreement is deleted and replaced with the following:

2.       REIMBURSEMENT OF EXPENSES

(d)       The cost of obtaining secondary security market quotes;

2.	The following is added to the Amended Schedule B:

PRICE QUOTES

The charges for primary securities/commodity price quotes are determined by Ultimus’ cost of obtaining such quotes and, therefore, are subject to change. Current charges (presented as per security/per day unless otherwise noted) are as follows:

Canadian and Domestic Equities	$xxxx
International Equity (Non-Fair Value)	$xxxx
International Equity (Fair Value)	$xxxx
Options	$xxxx
Futures (Listed)	$xxxx
Corporate Bonds, MBS Bonds, MBS ARMs, & Money Markets	$xxxx
Government/Agency	$xxxx
Floating Rate MTN	$xxxx
Municipal Bonds	$xxxx
High Yield Corporate Bonds & High Yield Municipal Bonds	$xxxx
International Bond	$xxxx
ABS & ABS Home Equity	$xxxx
CMO Non-Agency Whole Loan ARMs, CMOs, & CMO Other ARMs	$xxxx
CMBS	$xxxx
CDO & CLO	$xxxx
Leverage Loans/Bank loans [monthly]	$xxxxx
Exchange Rates - Spot and Forwards	$xxxx

Other Securities/Complex, Hard-to-Value	Market
Manual Pricing Inputs/Advisor Provided	$xxx per month up to xx manual inputs
Controlled Foreign Corporation (CFC)	$xxx/month/CFC

3.	Except as set forth in this Third Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Third Amendment and the Agreement, the terms of the Third Amendment will prevail.

The Parties duly executed this Third Amendment as of December 20, 2019.

EUBEL BRADY & SUTTMAN		ULTIMUS FUND SOLUTIONS, LLC
MUTUAL FUND TRUST

By:	/s/ Scott E. Lundy	By:	/s/ David K. James

	Name: Scott E. Lundy		Name: David K. James

	Title: President		Title: Executive Vice President and Chief Legal and Risk Officer